ARTICLES SUPPLEMENTARY

BNY MELLON INVESTMENT FUNDS V, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article FIFTH of the Articles of Incorporation of the Corporation, as amended (the "Charter"), the Board hereby classifies and reclassifies the five hundred million (500,000,000) authorized but unissued shares, $.001 par value per share, of Class A shares (100,000,000), Class C shares (100,000,000), Class I shares (100,000,000), Class Y shares (100,000,000) and Class T shares (100,000,000) of Dreyfus Global Infrastructure Fund as undesignated shares of Common Stock of the Corporation.

SECOND:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Diversified International Fund as Class Y shares of BNY Mellon Diversified International Fund.

THIRD:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Global Real Estate Securities Fund as Class Y shares of BNY Mellon Global Real Estate Securities Fund.

FOURTH:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Large Cap Equity Fund as Class Y shares of BNY Mellon Large Cap Equity Fund.

FIFTH:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Large Cap Growth Fund as Class I shares of BNY Mellon Large Cap Growth Fund and fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Large Cap Growth Fund as Class Y shares of BNY Mellon Large Cap Growth Fund.

SIXTH:  Immediately before the classification and reclassification of shares as set forth in Articles FIRST, SECOND, THIRD, FOURTH and FIFTH hereof, the Corporation was authorized to issue five billion (5,000,000,000) shares of stock, all of which are shares of Common Stock, having a par value of one tenth of one cent ($.001) per share and an aggregate par value of five million dollars ($5,000,000), classified as follows:

Fund/Class (if applicable)	Shares Authorized
BNY Mellon Diversified International Fund/Class A shares	150,000,000
BNY Mellon Diversified International Fund/Class C shares	75,000,000
BNY Mellon Diversified International Fund/Class I shares	75,000,000
BNY Mellon Diversified International Fund/Class Y shares	200,000,000
BNY Mellon Diversified International Fund/Class T shares	100,000,000
BNY Mellon Global Real Estate Securities Fund/Class A shares	100,000,000
BNY Mellon Global Real Estate Securities Fund/Class C shares	50,000,000
BNY Mellon Global Real Estate Securities Fund/Class I shares	400,000,000
BNY Mellon Global Real Estate Securities Fund/Class Y shares	100,000,000
BNY Mellon Global Real Estate Securities Fund/Class T shares	100,000,000
BNY Mellon Large Cap Equity Fund/Class A shares	100,000,000
BNY Mellon Large Cap Equity Fund/Class C shares	50,000,000
BNY Mellon Large Cap Equity Fund/Class I shares	100,000,000
BNY Mellon Large Cap Equity Fund/Class Y shares	100,000,000
BNY Mellon Large Cap Equity Fund/Class T shares	100,000,000
BNY Mellon Large Cap Growth Fund/Class A shares	100,000,000
BNY Mellon Large Cap Growth Fund/Class C shares	50,000,000
BNY Mellon Large Cap Growth Fund/Class I shares	100,000,000
BNY Mellon Large Cap Growth Fund/Class Y shares	100,000,000
BNY Mellon Large Cap Growth Fund/Class T shares	100,000,000
Dreyfus Global Infrastructure Fund/Class A shares	100,000,000
Dreyfus Global Infrastructure Fund/Class C shares	100,000,000
Dreyfus Global Infrastructure Fund/Class I shares	100,000,000
Dreyfus Global Infrastructure Fund/Class Y shares	100,000,000
Dreyfus Global Infrastructure Fund/Class T shares	100,000,000
Undesignated Common Stock	2,250,000,000
Total	5,000,000,000

SEVENTH:  As hereby classified and reclassified, the total number of shares of capital stock which the Corporation has authority to issue remains five billion (5,000,000,000) shares, all of which are shares of Common Stock, having a par value of one tenth of one cent ($.001) per share and an aggregate par value of five million dollars ($5,000,000), classified as follows:

Fund/Class (if applicable)	Shares Authorized
BNY Mellon Diversified International Fund/Class A shares	150,000,000
BNY Mellon Diversified International Fund/Class C shares	75,000,000
BNY Mellon Diversified International Fund/Class I shares	75,000,000
BNY Mellon Diversified International Fund/Class Y shares	300,000,000
BNY Mellon Global Real Estate Securities Fund/Class A shares	100,000,000
BNY Mellon Global Real Estate Securities Fund/Class C shares	50,000,000
BNY Mellon Global Real Estate Securities Fund/Class I shares	400,000,000
BNY Mellon Global Real Estate Securities Fund/Class Y shares	200,000,000
BNY Mellon Large Cap Equity Fund/Class A shares	100,000,000
BNY Mellon Large Cap Equity Fund/Class C shares	50,000,000
BNY Mellon Large Cap Equity Fund/Class I shares	100,000,000
BNY Mellon Large Cap Equity Fund/Class Y shares	200,000,000
BNY Mellon Large Cap Growth Fund/Class A shares	100,000,000
BNY Mellon Large Cap Growth Fund/Class C shares	50,000,000
BNY Mellon Large Cap Growth Fund/Class I shares	150,000,000
BNY Mellon Large Cap Growth Fund/Class Y shares	150,000,000
Undesignated Common Stock	2,750,000,000
Total	5,000,000,000

EIGHTH:  All authorized shares of the Corporation not designated or classified above remain available for future designation and classification by the Board.  The Corporation's Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Charter generally.

NINTH:  The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

TENTH:  These Articles Supplementary were approved by a majority of the entire Board of the Corporation and are limited to changes expressly permitted by Section 2-105(a)(10) and (13) of the Maryland General Corporation Law to be made without action by the Corporation's stockholders.

ELEVENTH:  These Articles Supplementary shall become effective at 9:01 a.m. on December 31, 2019.

[Signature Page Follows]

IN WITNESS WHEREOF, BNY Mellon Investment Funds V, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

BNY MELLON INVESTMENT FUNDS V, INC.

By:  /s/ James Bitetto

James Bitetto

Vice President

WITNESS:

/s/ Jeff Prusnofsky

Jeff Prusnofsky

Assistant Secretary